UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016 (December 20, 2016)

JM GLOBAL HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-37513	47-3709051
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1615 South Congress Avenue Suite 103 Delray Beach, Florida	33445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (561) 900-3672

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 20, 2016, JM Global Holding Company (the “Company”) held its 2016 annual meeting of stockholders (the “Meeting”). At the Meeting, stockholders (i) re-elected four directors to serve as Class I directors on the Company’s board of directors (“Board”) until the 2018 annual meeting of stockholders or until their successors are elected and qualified and (ii) ratified the selection by the Board of Withum Smith+Brown, PC (“Withum”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

 Kurt Jetta PhD, Dongliang Qu, Arthur B. Drogue and Xiaoguang Liu were re-elected to serve as Class I directors. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
Kurt Jetta PhD	5,310,261	0	69,246
Dongliang Qu	5,310,261	0	69,246
Arthur B. Drogue	5,310,261	0	69,246
Xiaoguang Liu	5,310,261	0	69,246

Proposal No. 2 – Ratification of independent registered public accounting firm

The stockholders ratified the selection of Withum to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The voting results were as follows:

For	Against	Abstain
5,379,507	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2016

JM GLOBAL HOLDING COMPANY

By:	/s/ Tim Richerson
Name: Tim Richerson
Title: Chief Executive Officer

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